Exhibit 99.1
Reporting Persons:

Name and Address of Reporting Person* QUINPOOL HOLDINGS PARTNERSHIP
(Last) (First) (Middle) 6009 QUINPOOL ROAD, SUITE 900
(Street) HALIFAX, NOVA SCOTIA, CANADA B3K 5J7
(City) (State) (Zip)
Name and Address of Reporting Person* CLARKE INC.
(Last) (First) (Middle) 6009 QUINPOOL ROAD, SUITE 900
(Street) HALIFAX, NOVA SCOTIA, CANADA, B3K 5J7
(City) (State) (Zip)
Name and Address of Reporting Person* ARMOYAN GEORGE
(Last) (First) (Middle) 6009 QUINPOOL ROAD, SUITE 900
(Street) HALIFAX, NOVA SCOTIA, CANADA B3K 5J7
(City) (State) (Zip)

/s/ Andrew Snelgrove	10/14/2013
**Signature of Reporting Person	Date

/s/ Andrew Snelgrove	10/14/2013
**Signature of Reporting Person	Date

/s/ Andrew Snelgrove	10/14/2013
**Signature of Reporting Person	Date